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EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration No. 333-57854, No. 333-30066, No. 333-93369, No. 33-30722 and No. 33-27190) of our report dated January 23, 2004, with respect to the consolidated financial statements and schedule included in the Annual Report on Form 10-K of The Genlyte Group Incorporated for the year ended December 31, 2003.

/S/ ERNST & YOUNG LLP

Louisville, Kentucky
March 12, 2004

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CONSENT OF INDEPENDENT AUDITORS